Exhibit 10.1




===============================================================================












                                eSourceOne, Inc.

                            (a Delaware corporation)


                 Series A Convertible Redeemable Preferred Stock






                            STOCK PURCHASE AGREEMENT














Dated:  August 10, 1999

==============================================================================

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT ("Agreement") dated as of August 10, 1999 is by and among eSourceOne, Inc., a Delaware corporation (the "Company"), Reckson Service Industries, Inc., a Delaware corporation ("RSI"), and RSI ESO, Inc., a Delaware corporation ("RSI ESO"; and together with RSI and their successors and permitted assigns collectively the "Series A Investors"), and Elliot S. Cooperstone and H. Thach Pham (each a "Founder;" and collectively the "Founders").

                                    RECITALS


         WHEREAS, the Company desires to issue and sell to the Series A Investors in accordance with and subject to the terms and conditions set forth in this Agreement the number of shares of Series A Convertible Redeemable Preferred Stock, par value $0.01 per share, of the Company set forth herein (the "Series A Shares");

         WHEREAS, the Series A Investors desire to purchase from the Company in accordance with and subject to the terms and conditions set forth in this Agreement the Series A Shares;

         WHEREAS, the rights and preferences of the Series A Shares, including the terms on which the Series A Shares may be converted into shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company (defined herein as the "Conversion Shares" and collectively with the Series A Shares as the "Shares"), shall be set forth in a Certificate of Designation to be filed as part of the Certificate of Incorporation of the Company, as amended and restated (respectively, the "Series A Certificate of Designation" and the "Certificate of Incorporation"), the forms of which Certificate of Designation and Certificate of Incorporation are attached hereto as Exhibit A; and

         WHEREAS, simultaneous with the Closing (defined herein) of the purchase and sale of the Series A Shares, the Company, the Series A Investors, and each of the other stockholders of the Company shall enter into a stockholders agreement and a registration rights agreement, each dated as of the date of the Closing (the "Stockholders' Agreement" and the "Registration Rights Agreement", respectively), the forms of which are attached hereto as Exhibits B and C, respectively;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

1. Representations and Warranties by the Company. The Company represents and warrants to the Series A Investors as of the time of Closing on the date hereof, and agrees with the Series A Investors, as follows:

    (a) Organization and Good Standing; Power and Authority; Qualifications. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all requisite corporate power and authority to own, lease and operate its properties, to carry on the business of the Company conducted prior to the execution of this Agreement and proposed to be conducted following the execution of this Agreement, as described in the draft business plan, dated June 15, 1999 as updated on July 11, 1999 (the "Business Plan"), the form of which is attached hereto as Exhibit D, delivered to the Series A Investors, and to enter into and carry out the transactions contemplated by this Agreement and the other Documents (defined herein) and to perform the obligations contemplated by the Certificate of Incorporation and Series A Certificate of Designation. The Company is duly qualified to transact business as a foreign corporation in, and is in good standing under the laws of, those jurisdictions listed on Schedule 1 hereto, which jurisdictions constitute all of the jurisdictions wherein the character of the property owned or leased by the Company or the nature of the activities conducted by the Company makes such qualification necessary, except for those jurisdictions where the failure to be so qualified and in good standing would not result in a material adverse change in the business, operations, properties, assets or financial condition, or in the earnings, business affairs or business prospects of the Company (a "Material Adverse Effect").

    (b) Authorization, Preparation and Filing of the Certificate. The preparation and filing with the Secretary of State of the State of Delaware of the Company's First Amended and Restated Certificate of Incorporation and the Series A Certificate of Designation has been duly authorized by all requisite corporate action on the part of the Company, and no other corporate action on the part of the Company is necessary with respect to such preparation and filing.

    (c) Authorization of the Documents. The execution, delivery and performance by the Company of each of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement (collectively, the "Documents") has been duly authorized by all requisite corporate action on the part of the Company, and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of the Documents. Each of the Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and equitable principles generally.

    (d) Authorized Capital. The authorized capital of the Company consists of:

    (i) 30,000,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), of which 15,000,000 shares are designated Series A Shares; and

   (ii) 70,000,000 shares of Common Stock, par value, $0.01 per share ("Common Stock"), of which (A) 13,333,334 shares are outstanding, which such shares shall represent 40% of the aggregate Common Stock Equivalents (defined below) of the Company immediately following the Closing, (B) 15,000,000 shares have been duly reserved for issuance in connection with the conversion of the Series A Shares, which such shares shall represent 45% of the aggregate Common Stock Equivalents of the Company immediately following the Closing and (C) 5,000,000 shares have been duly reserved for issuance to employees, officers, directors, advisors and consultants of the Company (other than the Founders) upon the exercise of stock options or as Common Stock the free transferability of which vests over time (collectively, "Permitted Options and Restricted Stock"), which such shares shall represent 15% of the aggregate Common Stock Equivalents of the Company immediately following the Closing. For purposes of this Agreement, the term "Common Stock Equivalents" as measured on any date shall mean shares of Common Stock or other securities of the Company having the same rights and privileges of Common Stock outstanding on such date, shares of Common Stock into or for which any securities of the Company are convertible, exchangeable or exercisable on such date, and shares of Common Stock reserved for issuance upon the exercise of stock options or issuable as Common Stock subject to restricted transfer, including, without limitation, the Permitted Options and Restricted Stock.

    (e) Issued and Outstanding Capital Stock. The shares of issued and outstanding capital stock of the Company immediately prior to the Closing have been duly authorized and validly issued, and are fully paid and nonassessable with no personal liability attaching to the ownership thereof; none of the shares of outstanding capital stock of the Company are subject to preemptive or similar rights of the stockholders of the Company or others. Schedule 1 hereto contains a list of (i) all holders of record of capital stock of the Company, including the number of shares of capital stock held by each such holder, and
(ii) all outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Company is or may become obligated to issue any shares of its capital stock or other securities, which names all persons entitled of record to receive such shares or other securities, the shares of capital stock or other securities required to be issued thereunder as of the date hereof and the price per share, if any, payable with respect to the issuance of any share of capital stock issuable thereunder. The Company has no knowledge after due inquiry of the names of any beneficial owners of shares of capital stock of the Company who are not otherwise holders of record. Except as set forth on Schedule 1 or as contemplated by the Documents, the Certificate of Incorporation or the Series A Certificate of Designation there are, and immediately after the Closing there will be, no rights, including preemptive or similar rights, to purchase or otherwise acquire shares or sell or otherwise transfer shares of the capital stock of the Company pursuant to any provision of law, the Certificate of Incorporation or the Company's by-laws, or any agreement to which the Company is a party; and, except as set forth on Schedule 1 or as contemplated by the Documents, the Certificate of Incorporation or the Series A Certificate of Designation, to the Company's knowledge after due inquiry, there are no agreements, restrictions or encumbrances (including, without limitation, any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, stockholders' agreement, or the like, whether or not the Company is a party thereto) with respect to the purchase, sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities). Except as contemplated by the Documents, the Certificate of Incorporation or the Series A Certificate of Designation, no person has the right to nominate or elect one or more directors of the Company.

    (f) Authorization and Issuance of Capital Stock. The authorization, issuance, sale and delivery of the Series A Shares pursuant to this Agreement and the authorization, reservation, issuance, sale and delivery of the Conversion Shares have been duly authorized by all requisite corporate action on the part of the Company, and the Series A Shares, when issued, sold and delivered in accordance with this Agreement, and the Conversion Shares, when issued and delivered in accordance with the Series A Certificate of Designation, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free of any Encumbrances (defined herein) and not subject to preemptive or similar rights of the stockholders of the Company or other rights, in each case created by the Company. The terms, designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series A Shares are as stated in the Certificate of Incorporation, the Series A Certificate of Designation, this Agreement and the other Documents.

    (g) Offering Exemption; Private Placement. The offer and sale of the Series A Shares as contemplated hereby and the issuance and delivery of the Conversion Shares to the Series A Investors upon the conversion of the Series A Shares are each exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and under applicable state securities and "blue sky" laws, as currently in effect. Neither the Company nor any affiliate (as defined in Rule 405 under the Securities Act) of the Company has (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Series A Shares in a manner that would require the registration under the Securities Act of the Series A Shares or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in connection with the offer and sale of the Series A Shares.

    (h) Registration Rights. Except as provided in the Registration Rights Agreement, there are no persons with registration rights or other similar rights to have any securities registered by the Company under the Securities Act.

    (i) Consents. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required of the Company in connection with the execution, delivery and performance by the Company of this Agreement or the other Documents or any documentation relating thereto, the performance by the Company of its obligations under the Certificate of Incorporation and the Series A Certificate of Designation, the consummation by the Company of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Series A Shares and the Conversion Shares (other than such notifications or filings required under the General Corporation Law of the State of Delaware and applicable federal and state securities laws, if any, which shall be made on a timely basis) except where the absence of such permit, authorization, consent, approval, notification or filing would not result in a Material Adverse Effect.

    (j) Disclosures. No representation or warranty contained in this Agreement or Schedule 1 hereto, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. The Business Plan of the Company was prepared by the Company in good faith and the financial projections and other estimates contained therein were prepared by the Company based on its experience in the industry and on assumptions of fact and opinion as to future events that the Company, at the date of the Business Plan, believed to be reasonable, but which the Company cannot and does not assure or guarantee, or otherwise represent or warrant as to, the attainment of in any manner.

    (k) Corporate Minute Books. The Company has made available to the Series A Investors, true and correct copies of all minutes of meetings or other actions by the directors, stockholders or incorporators and the by-laws of the Company held, taken or adopted since inception.

    (l) Assets. The Company has good and valid title to, or a leasehold or license to or interest in, all of its assets and properties, free and clear of any mortgages, judgments, claims, liens, security interests, pledges, escrows, charges or other encumbrances of any kind or character whatsoever ("Encumbrances") except (i) Encumbrances for Taxes (defined herein) not yet due and payable; (ii) Encumbrances which arise in the ordinary course of business and do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and do not materially impair the Company's ownership of any such asset or property or the Company's ability to obtain financing by using such assets or property as collateral and (iii) Encumbrances that could not reasonably be expected to result in a Material Adverse Effect. Schedule 1 hereto contains a list of all of the material assets and properties to or in which the Company has title or a leasehold, license or interest.

    (m) Equity Investments. The Company has not had nor does it currently have, any subsidiaries, nor has it owned, nor does it currently own, any capital stock or other proprietary interest, directly or indirectly, in any corporation, association, trust, partnership, joint venture or other entity.

    (n) Absence of Undisclosed Liabilities. The Company has no material liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) other than liabilities or obligations disclosed in Schedule 1.

    (o) Use of Proceeds. Except as disclosed on Schedule 1, the Company is not required pursuant to any agreement, arrangement or the like to apply the proceeds received from the sale of the Series A Shares pursuant to the transactions contemplated hereby in any specified manner including, without limitation, the repayment of any obligations of the Company.

    (p) Intellectual Property Rights.

    (i) For purposes of this Agreement, the term "Intellectual Property" shall mean (A) inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations of such patents, patent applications and patent disclosures, (B) trademarks, service marks, trade names, trade dress, logos, corporate names, Internet domain names and world wide web uniform resource locators, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (C) copyrightable works, copyrights, and applications, registrations and renewals in connection therewith, (D) source code, object code, data, programs and techniques, (F) trade secrets, proprietary information, whether patentable or unpatentable and whether or not reduced to writing (including ideas, research and development, formulas, processes and techniques, business methods, algorithms, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), and (G) all copies and tangible embodiments of the foregoing (in whatever form or medium).

    (ii) Except for over-the-counter retail software, Schedule 1 contains a list of all of the Intellectual Property to and of which the Company has full title and ownership. The Company has taken all material steps reasonably necessary to preserve its legal rights in, and the secrecy of, all Intellectual Property to which the Company has full title and ownership, except those for which disclosure is required for legitimate business or legal reasons or where disclosure will not have a Material Adverse Effect on the Company.

    (iii) Except as set forth in Schedule 1, (A) the Company has or expects to be able to obtain on commercially reasonable terms all of the Intellectual Property necessary to enable the Company to carry on its business as referred to in Section 1(a) hereof and (B) to the Company's knowledge, no third party has any ownership right, title, interest, claim in or lien on any of the Intellectual Property to which the Company has full title and ownership.

    (iv) Except as set forth in Schedule 1, to the Company's knowledge, the Company has not violated or infringed, is not currently violating or infringing, has not received any written communications alleging that the Company (or any employees, consultants, contractors or other agents of the Company in their capacity as such) has violated or infringed, and has not received any written communications alleging that, by conducting the business of the Company referred to in Section 1(a) hereof, would violate or infringe, any Intellectual Property of any other person or entity.

    (v) Each of the employees of the Company has executed and delivered to the Company an employment agreement containing an invention assignment pursuant to which each employee has, to the extent permitted by applicable law, assigned to the Company all right, title and interest in and to any Intellectual Property developed in the course of such employee's employment with the Company. The Company does not believe it is or will be necessary to utilize any inventions of any employees of the Company (or, to the Company's knowledge, persons the Company currently intends to hire) made prior to their employment by the Company. At no time during the conception of or reduction to practice of any of the Intellectual Property of the Company was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any governmental entity or agency or private source, performing research sponsored by any governmental entity or agency or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect the Company's right, title and interest in such Intellectual Property.

    (vi) To the best knowledge of the Company, after due inquiry, no third party has interfered with, infringed upon or misappropriated any Intellectual Property to which the Company has full title and ownership.

    (vii) Schedule 1 sets forth all of the patent applications currently being prepared or prosecuted for the Company, and the Company has not filed any patent applications or been granted any patents.

    (viii) The Company has not granted any sublicense or similar right with respect to any Intellectual Property to which the Company has full title and ownership; no item of Intellectual Property is subject to any outstanding injunction, judgment, order, decree, ruling or change; and no action, suit, proceeding, hearing, investigation or complaint is pending or, to the Company's knowledge after due inquiry, is threatened against the Company or any Founder which challenges the legality, validity, or enforceability of any such item of Intellectual Property, except where the same would not have a Material Adverse Effect.

    (ix) Each of the employees of the Company has executed and delivered to the Company an Intellectual Property confidentiality agreement in the customary form and covering matters of the type customarily covered in such agreement. The Company has not disclosed any of its proprietary information (other than (A) in the ordinary course of business, or (B) in due diligence with potential investors, lenders or parties to potential strategic relationships), except where such disclosure would not have a Material Adverse Effect.

    (q) Employees.

         (i) Schedule 1 contains a list of all agreements with employees, consultants and advisors of the Company, indicating for each such employee such employee's time commitment (if less than full time). Except as set forth on
Schedule 1, the Company has no knowledge after due inquiry that any officer, employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, employee or group of employees. Except as set forth in Schedule 1, the Company is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed by it to the date hereof.

         (ii) Schedule 1 hereto contains a true and complete list of (A) each plan, program, policy, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits of any kind, whether formal or informal, funded or unfunded, and whether or not legally binding, which is now or previously has been sponsored, maintained, contributed to or required to be contributed to by the Company or pursuant to which the Company has any liability, contingent or otherwise, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (each a "Benefit Plan"); and (B) each management, employment, bonus, option, equity (or equity related), severance, consulting, non-compete, confidentiality or similar agreement or contract between the Company and any current employee, officer, consultant, independent contractor, agent or director of the Company (an "Employee") (each an "Employee Agreement"). The Company does not currently sponsor, maintain, contribute to, nor is it required to contribute to, nor has the Company ever sponsored, maintained, contributed to or been required to contribute to, or incurred any liability to, (i) any "defined benefit plan" (as defined in ERISA Section 3(35)); (ii) any "multiemployer plan" (as defined in ERISA Section 3(37)) or (iii) any Benefit Plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any Employee upon his or her retirement or termination of employment, except as required by Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code").

         (iii) Based upon the representations of the Company's employees, the Company is not aware that any employee, consultant, contractor or other agent of the Company was or is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of such person's best efforts to carry out such person's duties for the Company or to promote the interests of the Company or that would conflict with the business of the Company referred to in Section 1(a) hereof except where the same would not have a Material Adverse Effect. Schedule 1 identifies agreements entered into between each Founder and his prior employer, which such agreements have been provided to the Series A Investors.

    (r) Related Transactions. No current or former stockholder, director, officer or employee of the Company, any "associate" (as defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended) of the Company, or any member of the family of any of the foregoing is presently, or since the organization of the Company, has been, directly or indirectly through such person's affiliation with any other person or entity, a party to any agreement or transaction with the Company, other than in connection with any such person's duties as a director, officer or employee of the Company.

    (s) Taxes.

    (i) "Tax" or "Taxes," for purposes of this Agreement, means any taxes, assessments, duties, fees, levies, imposts, deductions, withholdings, or other governmental charges of any nature whatsoever and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, imposed by any government or taxing authority of any country or political subdivision of any country.

    (ii) Since its inception, the Company has not been required by law to file any Tax returns.

    (t) Agreements.

    (i) Schedule 1 hereto contains a list of any and all written indentures, mortgages, guaranties, leases, licenses, loans, credit agreements, notes or other contracts, agreements or understandings (each a "Contract") to which the Company is a party.

    (ii) Complete copies of all Contracts required to be listed on Schedule 1 pursuant to Section 1(t)(i), including all amendments thereto, have been delivered or made available to the Series A Investors. All of the Contracts will continue to be legal, valid, binding, enforceable, and in full force and effect against the Company on identical terms following the execution of this Agreement. There has been no breach, violation or default by the Company and no event which, with notice or lapse of time or both, would (A) constitute a material breach, violation or default by the Company under any such Contract or
(B) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against the Company under any such Contract the effect of which would be to, or be reasonably likely to, result in a Material Adverse Effect; and no other party to any such Contract is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied thereunder and, except as disclosed on Schedule 1, no waiver or indulgence has been granted by any of the parties thereto and no party to any such Contract has repudiated any provision thereof.

    (u) Compliance with Laws; Permits. The Company (i) has complied with all federal, state, local and foreign laws, rules, regulations, judgments and orders applicable to the Company and the business of the Company referred to in Section 1(a) hereof, except where the failure, individually or in the aggregate, to have so complied would not reasonably be expected to result in a Material Adverse Effect, and (ii) other than making filings under the business corporation laws of Delaware and New York, the Company has not been required to obtain any federal, state, local or foreign governmental licenses, permits and qualifications material to and necessary in the conduct of the business of the Company referred to in Section 1(a) hereof

    (v) No Conflict. The Company is not in violation of its Certificate of Incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Contract required to be set forth on Schedule 1 hereto. The execution, delivery and performance by the Company of the Documents, the consummation by the Company of the transactions contemplated thereby, and the issuance, sale and delivery of the Series A Shares and the Conversion Shares by the Company will not (i) materially violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to the Company or any of the properties or assets of the Company, (ii) materially conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company under, any material Contract or (iii) violate the certificate of incorporation or the by-laws of the Company.

    (w) Litigation; Orders. There is no civil, criminal or administrative action, suit, notice, hearing, inquiry, proceeding or investigation at law or in equity or by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of the Company, after due inquiry, threatened against the Company, any officer of the Company, or the Intellectual Property or other property owned by the Company. The Company is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

    (x) No Real Property. The Company has not operated its business from any location other than the personal residences of the stockholders of the Company and has not acquired, leased, occupied, or used any other real property.

    (y) Year 2000. Except for over-the-counter retail software, the Company has no computer systems and software. The Company has no specific information that would cause it to believe that any of the software owned by material vendors, suppliers, licensors or collaborators of the Company and proposed to be licensed to the Company is not able to accurately process calendrical data, including, but not limited to, calculating, comparing and sequencing from, into and between dates in the twentieth century (through the year 1999), the year 2000 and the twenty-first century, including leap year calculations.

    (z) No Brokers or Finders. Except as disclosed on Schedule 1, neither the Company nor any of the officers, directors, employees or stockholders of the Company has employed any broker or finder in connection with the transactions with the Series A Investors contemplated by this Agreement or the other Documents, and no commissions, fees or the like are required to be paid on behalf of the Company to any party in connection with the issuance or sale of the Series A Shares pursuant to this Agreement.

    (aa) Investment Banking Services. The Company is not a party to any agreement, arrangement or the like that grants rights to any third party with respect to the performance of investment banking services for the Company, including, without limitation, with respect to the sale of the Company or a public offering, including an initial public offering, of securities of the Company.

    (bb) Suitability. Neither the Company nor its Founders (i) has ever been indicted for or convicted of any felony or any crime involving fraud or misrepresentation; (ii) is subject to any order, judgment or decree of any court of competent jurisdiction or any governmental authority barring, suspending, or otherwise limiting the right of the Company or such person to engage in any activity conducted by the Company; or (iii) has been denied any license or permit affecting the Company's or such person's ability to conduct any activity conducted by the Company, nor is there any basis upon which such liability to conduct any activity conducted or to be conducted by the Company may be denied.

2. Representations and Warranties of the Series A Investors. Each Series A Investor represents and warrants to the Company as of the date hereof and as of the Closing, and agrees with the Company, as follows:

    (a) Purchase Entirely for Own Account. Such Series A Investor is acquiring the Series A Shares to be purchased by it under this Agreement for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act; provided, however, that any Series A Investor may transfer such Series A Shares or Conversion Shares at any time to any of its affiliates so long as any such transfer does not effect a change in the investment intent of any such transferee. For purposes of this Agreement, unless otherwise specified herein, the term "affiliate" shall mean (i) in the case of a corporation or other entity, any corporation or other entity in which the subject person (A) (1) owns or controls the voting rights of 50% or more of the capital stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or entity or (2) has the right to nominate and/or elect at least one-half of the members of the board of directors of such corporation or entity or (3) at least one-half of the then current members of the board of directors of such corporation or entity were nominated or designated for election as directors of such corporation by the subject person and (B) for financial reporting purposes, the financial statements of the subject person includes on a consolidated basis the financial statements of such corporation or other entity, and (ii) in the case of an individual, a member of that individual's family, by blood or marriage.

    (b) Restricted Securities. Such Series A Investor understands that (i) the Series A Shares have not been, and that the Conversion Shares will not be, registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and (ii) the Series A Shares and the Conversion Shares may not be sold unless such disposition is registered under the Securities Act or is exempt from registration thereunder. Such Series A Investor further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Series A Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

    (c) Accredited Investor. Such Series A Investor is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. Such Series A Investor (i) fully understands that an investment in the Company is highly speculative and that such Series A Investor may lose its entire investment in the Series A Shares; (ii) is experienced in evaluating and investing in companies such as the Company, (iii) is capable of evaluating the merits and risks of such Series A Investor's investment in the Series A Shares;
(iv) is able to bear the economic risk of a loss of the entire amount of its investment in the Series A Shares; and (v) is prepared to hold the Series A Shares for an indefinite period of time.

    (d) Disclosure of Information. Such Series A Investor has received from the Company and Founders all of the information which such Series A Investor and its representatives have requested. Such Series A Investor further represents that such Series A Investor has had an opportunity to ask questions and receive answers from the Company regarding the business of the Company referred to in
Section 1(a) hereof and the terms and conditions of the offering of the Series A Shares. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 1 or the right of such Series A Investor to rely thereon.

    (e) Due Authorization. Such Series A Investor has full power and authority to enter into the Documents to which such Series A Investor is a party and to carry out the transactions contemplated by such Documents, each such Document has been duly authorized by all necessary corporate or other action on the part of such Series A Investor, and each such Document constitutes a valid and binding agreement of such Series A Investor enforceable against such Series A Investor in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and equitable principles generally.

    (f) Consents. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required of such Series A Investor in connection with the execution, delivery and performance of this Agreement or the other Documents to which such Series A Investor is a party, the consummation by such Series A Investor of the transactions contemplated hereby or thereby (other than such notifications or filings required under the General Corporation Law of the State of Delaware and applicable federal and state securities laws, if any, which shall be made on a timely basis) except where the absence of such permit, authorization, consent, approval, notification or filing would not result in a material adverse change in the business, operations, properties, assets or financial condition, or in the earnings, business affairs or business prospects of such Series A Investor.

    (g) No Conflict. The execution, delivery and performance by such Series A Investor of the Documents to which such Series A Investor is a party and the consummation by such Series A Investor of the transactions contemplated hereby and thereby will not (i) materially violate any provision of law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to such Series A Investor or any of the properties or assets of such Series A Investor or (ii) violate the certificate of incorporation or the by-laws of such Series A Investor,.

    (h) No Brokers or Finders. Except as disclosed by the Company on Schedule 1, such Series A Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement or the other Documents, and no commissions, fees or the like are required to be paid on behalf of such Series A Investor to any party in connection with the issuance or sale of the Series A Shares pursuant to this Agreement.

3.  Sale  and  Delivery  to  the  Series  A  Investors;  Closing;  Second  Round
Securities.

    (a) Sale and Purchase of Series A Shares. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to RSI ESO, and RSI ESO agrees to purchase from the Company, at a price of $1.00 per share, 15,000,000 shares of the Company's Series A Shares. The aggregate purchase price for the Series A Shares shall be $15,000,000.

    (b) Closing. Payment of the purchase price for, and delivery of certificates for, the Series A Shares shall be made at the offices of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Series A Investors and the Company, and shall be made at the time and date of execution of this Agreement (such payment and delivery being herein called the "Closing").

    (c) Form of Payment. Payment for the Series A Shares purchased hereunder shall be made to the Company by the Series A Investors by (i) a certified check or wire transfer of immediately available funds in the amount of $5,000,000 to a bank account designated by the Company and (ii) delivery of a fully executed demand note in the principal amount of $10,000,000, together with a standby irrevocable letter of credit from The Chase Manhattan Bank in support of such demand note, against delivery to the Series A Investors of certificates for the number of Series A Shares to be purchased by the Series A Investors. The demand note and standby irrevocable letter of credit shall each be in the form attached hereto as Exhibit E and provide for payments from time to time upon written demand from the Company, which such payments shall be made on the second business day next following the date such demand is received if received prior to 10:00 A.M. and shall be by certified check or by wire transfer of immediately available funds to a bank account designated by the Company, provided that the minimum amount of any such demand shall be $1,000,000.

    (d) Denominations; Registration. Certificates for the Series A Shares purchased by the Series A Investors pursuant to this Agreement shall be in such denominations and registered in such names as the Series A Investors may request in writing at the Closing.

    (e) Second Round of Capital Stock. The parties contemplate that within eighteen (18) months following the Closing the Company expects to raise additional funds through the issuance of capital stock in the form of Series B Convertible Preferred Stock or other capital stock or securities convertible into capital stock of the Company (the "Second Round Securities") having such rights and privileges as shall be negotiated with the purchasers thereof. The aggregate gross proceeds to the Company from the issuance of the Second Round Securities shall not exceed $30,000,000.

         The Series A Investors agree that one or more of them or their affiliates shall purchase Second Round Securities comprising at least one-half of the Second Round Securities offered, at the same time and on the same terms and conditions as are applicable to other entities purchasing the Second Round Securities, provided that (A) the closing of the issuance of the Second Round Securities (the "Second Round Closing") occurs within 18 months of the Closing,
(B) each purchaser of the Second Round Securities is an "accredited investor"" within the meaning of Rule 501(a) of Regulation D under the Securities Act and at least 75% of the Second Round Securities not purchased by the Series A Investors are purchased by one or more bona fide, recognized financial, institutional, corporate or like investors, (C) the Series A Investors shall not be obligated to purchase in excess of $7.5 million of the Second Round Securities, (D) the Company shall have performed and complied in all material respects with all material agreements, covenants and conditions required of it contained in this Agreement, each other Document, the Certificate of Incorporation and the Series A Certificate of Designation, the noncompliance or nonperformance of which could reasonably by expected to result in a Material Adverse Effect and (E) the Company shall have issued to the Series A Investors as early as practicable but in no event later than fifteen (15) business days prior to the date scheduled for the Second Round Closing a certificate to the effect that the conditions in this Section 3(e) have been or will be satisfied on or prior to the date of the Second Round Closing.

         The Company agrees that whether or not the Second Round Closing occurs within 18 months of the Closing, when and if any Second Round Securities are issued by the Company, the Series A Investors shall have the right to purchase, on the same terms and conditions as are applicable to other entities purchasing the Second Round Securities, that portion of the Second Round Securities sufficient in amount so that immediately following the closing of such purchase of such additional capital stock, the Series A Investors shall own 50% of the Common Stock Equivalents of the Company.

    (f) Additional Purchases to Comply with Investment Company Act. In the event that from time to time prior to any Qualified IPO (defined herein) by the Company it becomes necessary, in the reasonable opinion of counsel to the Series A Investors, who shall be expert in such matters, and which such opinion shall be reasonably concurred in by counsel to the Company, that the Series A Investors own up to 50% of the Common Stock Equivalents of the Company in order to avoid a significant risk that the Series A Investors may be considered an investment company within the meaning of the Investment Company Act of 1940, as amended, then the Investors shall have the right, upon prior written notice to the Company, to purchase such shares of a series of preferred stock that are substantially identical to the Series A Shares which such shares shall vote with the Series A Shares on all matters and not as a separate series or class and otherwise shall be on the same terms and conditions as set forth in this Agreement, the other Documents, the Certificate of Incorporation and the Series A Certificate of Designation (the "Additional Stock"), provided that (i) the purchase price per share for such Additional Stock shall be (A) prior to the issuance of any Second Round Securities, two (2) times the purchase price per share for the sale of the Series A Shares and (B) thereafter, the Fair Market Value (as defined in the Stockholders' Agreement) of such Additional Stock, and
(ii) such right of the Series A Investors to purchase such Additional Stock shall cease if not exercised in connection with the first issuance of the Second Round Securities. Upon receipt of such Series A Investors' notice, the Company shall as soon as practicable but in no event later than fifteen (15) business days following such receipt, issue and sell to the Series A Investors such shares of Additional Stock as are necessary to provide the Series A Investors with ownership of 50% of the Common Stock Equivalents of the Company. For purposes of this Agreement, the term "Qualified IPO" shall mean a firm underwritten public offering of Common Stock of the Company by a nationally recognized underwriter which offering results in the receipt of aggregate gross proceeds by the Company of at least $30,000,000 and reflects a market value of the Company of at least $150,000,000 immediately prior to such public offering.

    (g) Additional Purchases Prior to Qualified IPO. In the event that the Company does not consummate the sale of the Second Round Securities prior to the filing of a registration statement under the Securities Act in respect of a Qualified IPO by the Company, then the Series A Investors shall have the right, upon written notice to the Company as soon as practicable but in no event later than fifteen (15) business days prior to the date specified in writing by the Company to the Series A Investors as the expected filing date of such registration statement, to purchase, simultaneously with the consummation of the Qualified IPO, Additional Stock of the Company at a purchase price per share of two (2) times the price per share for the sale of the Series A Shares and on the same terms and conditions as set forth in this Agreement and the other Documents; provided, however, that in such event, the Series A Investors shall not have the right to purchase more than that amount of Additional Stock which, if added to the capital stock of the Company previously owned by the Series A Investors, is greater than 50% of the Company's Common Stock Equivalents; provided, further, that the Series A Investors shall, if necessary to comply with securities laws, consummate such purchase prior to the consummation of the Qualified IPO or the filing of such registration statement.

4. Covenants of the Company. The Company covenants with the Series A Investors as follows:

    (a) Accounting Controls and Principles.

         (i) The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions will be recorded as necessary to permit preparation of financial statements to maintain asset accountability and in conformity with generally accepted accounting principles consistently applied. As soon as practicable following the date hereof, the Company shall select one of the nationally recognized "Big Five" independent accounting firms as the independent auditor of the Company and establish a system of internal accounting controls acceptable to the Board of Directors of the Company; provided, that until such system has been approved by the Board of Directors or an annual audit by the Company's independent auditor has been accepted by the Board of Directors, any disbursement or series of related disbursements by the Company in an aggregate amount of $1,000,000 or more, shall require the approval of at least one of the directors elected to the Company's Board of Directors pursuant to Section 2.1.1(c) or Section 2.1.1(d) of the Stockholders' Agreement.

         (ii) Upon reasonable prior request from time to time from the Series A Investors, the Company will, and will direct its independent auditor, to (A) provide promptly to the Series A Investors such information as is necessary to permit the Series A Investors to prepare timely their financial statements, which information shall include, without limitation, information as to the accounting principles employed in the preparation of the Company's financial statements and the work sheets of the Company and the Company's independent auditor drawn in connection with the preparation of the Company's financial statements, and (B) provide reasonable access to the employees of the Company and the Company's independent auditor responsible for the preparation of the Company's financial statements and the related aforementioned work sheets.

    (b) Operating Plan. Within thirty (30) days prior to the beginning of each fiscal year, the Company shall cause the Company's management to provide for approval by the Board of Directors of the Company an operating plan in respect of such fiscal year, which operating plan shall include, without limitation, (i) an annual budget (the "Annual Budget") for such fiscal year with details on forecasted revenues, operating costs, cashflow from operations, capital expenditures and other investing activities, and financing activities and (ii) other details as may reasonably be requested by the Board of Directors. Attached hereto as Exhibit F is the initial Annual Budget for the Company, which such initial Annual Budget covers a period of less than one year. The Company shall prepare, as soon as practicable after the date hereof, a detailed Annual Budget.

    (c) Information Rights and Visitation Rights.

    (i) The  Company  shall  deliver to the Series A  Investors:

          (A)   as soon as practicable, but in any event within twenty-five
                (25) days  after the end of each  fiscal  month of the  Company,
                monthly   and   trailing   twelve-month    unaudited   financial
                statements;

          (B) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, an unaudited balance sheet and statements of cash flow and stockholders' equity as of the end of such fiscal quarter, each prepared in accordance with generally accepted accounting principles consistently applied, provided that such interim financial statements may not contain footnotes required by generally accepted accounting principles and audit adjustments customarily made in the preparation of year-end financial statements;

          (C)   as soon as practicable,  but in any event within  seventy-five
                (75) days after the end of each fiscal year of the Company, a draft income statement for such fiscal year, a draft balance sheet of the Company and draft statements of cash flow and stockholders' equity as of the end of such year, prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by a draft of the report that the Company's independent auditors expect to issue in respect of such financial statements;

          (D)   as soon as  practicable,  but in any event within  eighty-five
                (85) days after the end of each fiscal year of the Company, a final income statement for such fiscal year, a final balance sheet of the Company and final statements of cash flow and stockholders' equity as of the end of such year, prepared in accordance with generally accepted accounting principles consistently applied, and audited and certified by the independent auditors of the Company;

          (E) promptly upon becoming available, (1) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company to its stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Company with the U.S. Securities and Exchange Commission or any securities exchange and (2) any other financial or operating reports available to management of the Company as any of the Series A Investors shall have reasonably requested on a timely basis.

    (ii) Each Series A Investor shall have the right, upon reasonable notice, during the Company's regular business hours, for any purpose reasonably related to such Series A Investor's interest as a stockholder of the Company, to visit the Company's facilities and to inspect the Company's books and records and to make copies thereof at such Series A Investor's expense.

    (d) Private Placement. Neither the Company nor any affiliate (as defined in Rule 405 under the Securities Act) of the Company will (i) sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act) which will be integrated with the sale of the Series A Shares in a manner that would require the registration under the Securities Act of the Series A Shares or (ii) engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of Regulation D under the Securities Act) in connection with the offer and sale of the Series A Shares.

    (e) Insurance. The Company shall, if it has not done so by the Closing, promptly thereafter obtain and cause to be maintained the following insurance policies, each with a reputable insurer reasonably satisfactory to the Series A Investors and in form and substance reasonably satisfactory to the Series A
Investors: (i) key-man life insurance policies for the benefit of the Company covering the lives of Messrs. Cooperstone and Pham, each such policy to provide for payment of at least $10,000,000 to the Company upon the death of the person covered thereby; (ii) a director and officer liability insurance policy for the benefit of the executive officers and members of the Board of Directors of the Company, which such policy provides coverage in amount and scope consistent with prudent industry practice; and (iii) one or more insurance policies that insure all of the assets of the Company that are of insurable character against risks of liability, casualty and fire, theft and other losses and liabilities customarily obtained, if at all, to cover comparable businesses and assets in amounts, scope and coverage which are consistent with prudent industry practice.

    (f) Transfer Taxes. The Company agrees that it will pay, and will hold each Series A Investor harmless from any and all liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of this Agreement or any modification, amendment or alteration of the terms or provisions of this Agreement.

    (g) Use of Proceeds. The Company shall use the net proceeds from the sale of the Series A Shares to (i) fund the development of the Company's products and services consistent with the Business Plan, (ii) for working capital and general corporate purposes and (iii) to pay the accrued liabilities identified on
Schedule 1.

    (h) Agreements with Employees other than Founders. With respect to employees of the Company other than the Founders, the Company shall enter into and maintain agreements with each such employee, which agreements shall include provisions covering, among other things, protection of confidential information of the Company, and assignment of inventions and other intellectual property to the Company. In addition, the Company shall in its form employee agreement or in its employee policy manual include provisions obligating the employee of the Company covered thereby to refrain from competing with the Company during and following such employee's employment by the Company.

    (i) Agreements with Founders. The employment agreements specified in Section 5(d) below with each of its Founders shall not be terminated or altered, amended or changed in any material respect without the approval of the Board of Directors, which such approval shall include the approval of at least one of the directors elected to the Board of Directors pursuant to Section 2.1.1(d) of the Stockholders' Agreement.

    (j) Option and Restricted Stock Plan. As soon as practicable following the date hereof, the Company shall adopt a Option and Restricted Stock Plan in the customary form and covering matters of the type customarily covered in such plan and providing for the reservation of Permitted Options and Restricted Stock for issuance to employees, officers, directors, advisors and consultants of the Company (other than the Founders), which such shares shall represent 15% of the aggregate Common Stock Equivalents of the Company immediately following the Closing.

5. Conditions of Series A Investors' Obligations. The obligations of each Series A Investor hereunder at the Closing are subject to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

    (a) Filing of the Certificate of Designation. Prior to the Closing, the Company's First Restated and Amended Certificate of Incorporation and the Series A Certificate of Designation shall each have been duly filed with, and accepted for filing by, the Secretary of State of the State of Delaware .

    (b) Stockholders' Agreement. At or prior to the Closing, the Company and the holders of the Common Stock of the Company shall have executed and delivered to the Series A Investors the Stockholders' Agreement and such Stockholders' Agreement shall be in full force and effect.

    (c) Registration Rights Agreement. At or prior to the Closing, the Company shall have executed and delivered to the Series A Investors the Registration Rights Agreement and such Registration Rights Agreement shall be in full force and effect.

    (d) Employment Agreements. Each of the officers and key employees of the Company, including, without limitation, each of Messrs. Cooperstone and Pham, shall have executed and delivered to the Company an employment agreement substantially in the form set forth in Exhibit G attached hereto, and each such employment agreement shall be in full force and effect.

    (e) Authorizations. All authorizations, permits and approvals (including Board of Directors and stockholder approvals) required for the consummation of the transactions contemplated hereby as of the date and time of the Closing, shall have been received. The Company and each of the other parties to the Documents other than such Series A Investor shall have performed and complied in all material respects with all agreements, covenants and conditions contained in each Document that are required to be performed or complied by the Company and such other parties at or before the Closing.

    (f) Opinion of Counsel for the Company. At the time of the Closing, the Series A Investors shall have received the favorable opinion, dated as of the Closing, of Orrick, Herrington & Sutcliffe, LLP, counsel to the Company, substantially in the form set forth in Exhibit H, subject to customary qualifications and the reasonable satisfaction of the Series A Investors and their counsel.

    (g) Additional Documents. All proceedings taken by the Company in connection with the issuance and sale of the Series A Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Series A Investors and their counsel.

6. Conditions of the Company's Obligations. The obligations of the Company hereunder at the Closing are subject to the performance by each Series A Investor of its covenants and other obligations hereunder, and to the following further conditions:

    (a) Stockholders' Agreement. At or prior to the Closing, the Series A Investors shall have executed and delivered to the Company the Stockholders' Agreement and such Stockholders' Agreement shall be in full force and effect.

    (b) Registration Rights Agreement. At or prior to the Closing, the Series A Investors shall have executed and delivered to the Company the Registration Rights Agreement and such Registration Agreement shall be in full force and effect.

    (c) Opinion of Counsel for the Series A Investors. At the time of the Closing, the Company shall have received the favorable opinion, dated as of the Closing, of Brown & Wood LLP, counsel to the Series A Investors, substantially in the form set forth in Exhibit I, subject to customary qualifications and the reasonable satisfaction of the Series A Investors and their counsel.

7. Confidentiality. Except as required by law or judicial order, any and all Confidential Information (as defined below) of either the Company or any Series A Investor shall be subject to the provisions of this Section 7 for a period of two (2) years following the later of (A) disclosure of such Confidential Information to the receiving party and (B) the date that the Series A Investors no longer have the right to nominate a director to the Board of Directors of the Company pursuant to Section 2.1.1(d) of the Stockholders' Agreement (the "Confidentiality Period"). Confidential or proprietary information disclosed by any Series A Investor or the Company, as well as the terms of the Documents and the investments by the Series A Investors in the Company, shall be considered confidential information (as hereinafter defined, the "Confidential Information"). Confidential Information shall not include any information which
(i) is publicly available at the time of disclosure to the receiving party or thereafter becomes publicly available not as a result of a breach of any duty of confidentiality to any party hereunder, (ii) was known to the party charged with a confidentiality obligation hereunder before disclosure from the other party hereto on a confidential basis; (iii) was obtained from a source which the receiving party reasonably believed owed no duty of confidentiality to any party hereunder, (iv) is authorized for release in writing by the disclosing party,
(v) is developed by the receiving party completely independently of any Confidential Information received by such party, or (vi) that is required to be disclosed pursuant to applicable law, a court order, a judicial proceeding, or the enforcement hereof, provided that the disclosing party is provided with reasonable prior written notice so that the disclosing party may contest such disclosure. Neither the Confidential Information nor the terms of this Agreement shall be disclosed by the Company or the Series A Investors to any third party without the other party's prior written consent; provided that from and after the Closing, the Company may disclose the terms of the sale and issuance of Series A Shares and copies of the documents relating thereto, solely to the Company's employees, investors, investment bankers, lenders, accountants, legal counsel, business partners, and bona fide prospective investors, lenders and business partners, in each case only where such persons or entities have been advised by the Company of the confidential nature of such information and the Company's obligation with respect thereto and such parties, other than legal counsel, have executed and delivered to the Company an agreement containing confidentiality obligations substantially equivalent to those set forth in this
Section 7; provided, however, that the Company may without the cover of confidentiality disclose orally or in writing that RSI ESO, a wholly-owned subsidiary of RSI, has invested $15,000,000 in the Company as the sole purchaser of the Series A Shares, and the Company may without the cover of confidentiality disclose only orally that the Series A Shares so purchased constitute less than 50% of the outstanding capital stock of the Company on a fully-diluted basis. In any event, during the Confidentiality Period, prior to the disclosure of any Confidential Information to a third party, the Company shall use its best efforts to obtain from such third party an executed agreement containing confidentiality obligations substantially equivalent to those set forth in this
Section 7; provided, however, that in the event such executed agreement cannot be obtained, the Company may disclose only that information that has been previously approved by the Board of Directors of the Company as suitable for disclosure. The parties may at any time make public announcements or filings regarding the parties' relationship which are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as the party so required to make the public announcement or filing, promptly upon learning of such requirement, notifies the other affected party of such requirement and in the case of public filings, including, without limitation, periodic and other reports filed under the Securities Exchange Act of 1934, as amended, seeks confidential treatment for information reasonably determined by the parties as appropriate for such treatment.

8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect indefinitely, regardless of any investigation made by or on behalf of any Series A Investors or person controlling such Series A Investors, or by or on behalf of the Company, and shall survive delivery of the Shares to the Series A Investors; provided, however, that the representations, warranties and agreements contained in Sections 1(d), (e), (j), (l), (m), (n), (o), (p), (q), (r), (t), (w), (x), (z),
(aa) and (bb) hereof shall survive for a period of only eighteen (18) months following the Closing. Notwithstanding anything to the contrary contained in the foregoing, nothing in this Section 8 is intended to indicate that any representation or warranty will be true at any time other than at the time of simultaneous execution of this Agreement and Closing.

9.       [Reserved].

10.      Indemnification.

    (a) Indemnity by Company. The Company shall indemnify the Series A Investors and their directors, officers and employees against all expenses, costs, losses, claims, damages, liabilities and judgments (including, without limitation, reasonable attorney's fees and expenses) resulting from (i) any action or proceeding brought by a third party alleging that the Company's execution or consummation of this Agreement, the other Documents, the Certificate of Incorporation or the Series A Certificate of Designation contravenes or otherwise conflicts with any commitment by such third party to provide financing to the Company, (ii) any breach of the representations and warranties of the Company set forth in Section 1 hereof other than the representations and warranties identified in the proviso to Section 8 that has resulted or is reasonable likely to result in a Material Adverse Effect and (iii) any breach of the representations and warranties of the Company set forth in Section 1 that are identified in the proviso of Section 8 that has resulted or is reasonably likely to result in a Material Adverse Effect and which Material Adverse Effect occurs within six (6) months from the date of discovery of the breach by the indemnified persons; provided, however, that such indemnity shall not extend to any expenses, costs, losses, claims and damages arising out of the gross negligence or willful misconduct of any person indemnified under this Section 10(a) or any action or inaction on the part of any such indemnified person other than the execution of this Agreement and the other Documents.

    (b) Indemnity by Founders. Each Founder and each permitted transferee of such Founder under Sections 3.2(ii) and 3.2(iii) of the Stockholders' Agreement (subject to the provisions of this Section 10(b)) shall, jointly and severally, indemnify the Series A Investors and their directors, officers and employees against all expenses, costs, losses, claims, damages, liabilities and judgments (including, without limitation, reasonable attorney's fees and expenses) ("Losses") resulting from any willful, intentional or knowing breach of the representations and warranties of the Company set forth in Sections 1(d), (e),
(j), (l), (m), (n), (o), (p), (q), (r), (t), (w), (x), (z), (aa) and (bb) hereof that has resulted or is reasonable likely to result in a Material Adverse Effect and which Material Adverse Effect occurs within six (6) months from the date of discovery of the breach by the indemnified persons; provided, however, that such indemnity shall not extend to any expenses, costs, losses, claims and damages arising out of the gross negligence or willful misconduct of any person indemnified under this Section 10(b); and further provided, however, that (A) each Founder and such permitted transferee shall not be required to satisfy any indemnity claim by an indemnified party under this Section 10(b) until the aggregate amount of such claim or claims (with respect to all indemnified parties) is at least $200,000 whereupon the indemnified persons shall be entitled to indemnification for all Losses in excess of such amount, and (B) the satisfaction of any indemnity claim by an indemnified party under this Section 10(b) shall be limited to the capital stock of the Company valued at Fair Market Value (as defined in the Stockholders' Agreement) held by such Founder and/or permitted transferee and shall constitute the sole and exclusive remedy in respect of the indemnification obligations contained in this Section 10(b); provided, however, that a Founder or any such permitted transferee may, in its or his sole option and discretion, elect to instead satisfy such indemnification obligations by the payments of cash. The sole obligation of each permitted transferee of a Founder under this Section 10(b) shall be to transfer and deliver to the Series A Investors that portion of any capital stock of the Company previously transferred to and held by such permitted transferee by a Founder and required to be transferred and delivered to the Series A Investors in satisfaction of the indemnity provided by this Section 10(b) and to execute any stock powers and other documents necessary to effect such transfer and delivery. Anything contained herein to the contrary notwithstanding, the indemnity provided under this Section 10(b) shall (i) expire with respect to any items otherwise covered by such indemnity for which a claim for indemnity hereunder has not been made by a Series A Investor or any director, officer or employee of a Series A Investor on or prior to the eighteen (18) month anniversary of the date of this Agreement and (ii) constitute the sole and exclusive remedy of the indemnified persons against the Founders (but not the Company) with respect to the matters set forth in Section 10(a)(i), (ii) and
(iii) and this Section 10(b), which are subject to indemnification.

    (c) Indemnity by Investors. The Series A Investor shall indemnify the Company and its directors, officers and employees against all expenses, costs, losses, claims, damages, liabilities and judgments (including, without limitation, reasonable attorney's fees and expenses) resulting from any breach of the representations and warranties of the Series A Investors set forth in
Section 2 hereof; provided, however, that such indemnity shall not extend to any expenses, costs, losses, claims and damages arising out of the gross negligence or willful misconduct of any person indemnified under this Section 10(c).

    (d) Notice of Actions or Proceedings. In case any action or proceeding shall be commenced involving any party in respect of which indemnity may be sought pursuant to Sections 10(a), 10(b) or 10(c) (the "indemnified party"), the indemnified party shall promptly notify the party against whom such indemnity may be sought (the "indemnifying party") in writing of such action or proceeding; provided, however, that failure of an indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 10 if such failure does not materially and adversely affect the rights of the indemnifying party.

    (e) Defense of Actions and Proceedings. The indemnifying party may assume the defense of such action or proceeding provided that the expenses of the indemnified party are reimbursed as they are incurred (including, without limitation, the payment of all reasonable and documented fees and expenses of counsel to the indemnified party) and the indemnifying party has not failed to comply with any such reimbursement request. Any indemnified party shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of the indemnified party, unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or proceeding or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been reasonably advised by such counsel that the representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between the indemnifying party and the indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all indemnified parties and all such reasonable fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Series A Investors. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all expenses, costs, losses, claims, damages, liabilities and judgments by reason of any settlement made by the indemnified party of any action (i) effected with the indemnifying party's written consent or (ii) effected without the indemnifying party's written consent if the indemnifying party is adjudicated by a court of competent jurisdiction to have breached its obligations under this Section 10 and if the indemnified party enters into the settlement more than twenty business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the reasonable fees and expenses of counsel (in any case where such reasonable fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. The indemnifying party shall not, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action or proceeding in respect of which the indemnified party is or could have been a party and indemnity may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action or proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

11.      Miscellaneous.

    (a) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested, with a copy sent by ordinary mail on the same day), telex, telecopier with confirmation and followed promptly by hard copy in accordance with this provision, or courier guaranteeing overnight delivery and recognized for high quality service:

    (i) if to RSI ESO or RSI, at

                           Reckson Service Industries, Inc.
                           10 East 50th Street - 27th Floor
                           New York, NY 10103
                           Tel:  212-931-8000
                           Fax:  212-931-8001
                           Attn: Jeffrey D. Neumann and Stephen M. Rathkopf

                  with copies to:

                           Jason Barnett, Esq.
                           General Counsel
                           Reckson Service Industries, Inc.
                           10 East 50th Street - 27th Floor
                           New York, NY 10103
                           Tel:  212-931-8000
                           Fax:  212-931-8001

                           Brown & Wood LLP
                           One World Trade Center
                           New York, NY  10048
                           Attention:  J. Gerard Cummins, Esq.
                           Tel:  212-839-5300
                           Fax:  212-839-5599

    (ii) if to the Company or the Founders, at

                          eSourceOne, Inc.
                          53 Fayette Road
                          Scarsdale, NY 10583
                          Attention:  H. Thach Pham, Chief Financial Officer
                          Tel:  914-725-5751
                          Fax:  914-722-1429

                           with a copy to:

                                    Orrick, Herringon & Sutcliffe LLP
                                    666 Fifth Avenue
                                    New York, NY 10103
                                    Attention:  Martin H. Levenglick, Esq.
                                    Tel:  212-506-5000
                                    Fax:  212-506-5151

or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a Series A Investor) or to the Series A Investors (in the case of the Company) in accordance with the provisions of this Section 11(a).

         All such notices and communications shall be deemed to have been duly given: at the time delivered, if delivered by hand or telex; one (1) business day if sent by overnight courier; five (5) business days after being deposited in the mail, if mailed; and when receipt acknowledged, if telecopied.

    (b) Expenses. The Company shall, upon Closing, reimburse the Series A Investors for all reasonable and documented out-of-pocket fees and expenses incurred by it or on its behalf in connection with the negotiation and preparation of this Agreement, the other Documents, the Certificate of Incorporation and the Series A Certificate of Designation, and the consummation of the transactions contemplated thereby, including all reasonable and documented out-of-pocket legal, due diligence and other fees and expenses in connection with the transaction; provided, however, that such reimbursement by the Company shall not exceed $100,000 in the aggregate. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, any other Document, the Certificate of Incorporation or the Series A Certificate of Designation, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

    (c) Parties. This Agreement shall inure to the benefit of and be binding upon the Series A Investors and the Company and their respective successors and assigns (including permitted transferees of any Series A Investor's Shares); provided, however, that the rights of the Series A Investors set forth in Sections 3(e), 3(f), 3(g), 4(b), 4(c)(i)(E)(2) and 4(c)(ii) (but only to the extent that Section 4(c)(ii) provides greater visitation and inspection rights than would otherwise be afforded to holders of the Company's Common Stock in the absence of the grant of rights in Section 4(c)(ii)) shall terminate as to the Series A Investors and be of no further force or effect on the earlier of (A) a Qualified IPO and (B) such time that less than 20% of the Series A Shares originally issued remain outstanding; provided, however, that the rights set forth in Sections 3(e), 3(f) and 3(g), and Section 4 shall expire as to any holder of Series A Shares who holds less than 5% of the outstanding capital stock of the Company; and further provided, however, that such rights shall not be assignable to any competitor of the Company unless such assignment is in connection with the sale by the Series A Investors of a majority of the Series A Shares held by them. Nothing expressed or implied in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Series A Investors and the Company and their respective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Series A Investors and the Company and their respective successors and assigns, and for the benefit of no other person, firm or corporation. No purchaser of Shares from the Series A Investors shall be deemed to be a successor by reason merely of such purchase. RSI and RSI ESO shall be jointly and severally liable for the obligations of RSI and RSI ESO under this Agreement.

    (d) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any action, proceeding or investigation in any court or before any governmental authority ("Litigation") arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any Litigation relating thereto except in such courts). Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

    (e) Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof, applicable to contracts made and to be performed within that State.

    (f) Remedies. Each of the Company and the Series A Investors acknowledges and agrees that any failure by the other party to comply with its obligations under Sections 3(e), 3(f), 3(g), 4(a)(ii), 4(c)(i) (other than clauses (A) and E(1) thereof), and 7 and, until a system of internal accounting controls has been approved by the Board of Directors or an annual audit by the Company's independent auditor has been accepted by the Board of Directors, Section 4(a)(i) hereof, may result in material irreparable injury to the Company or the Series A Investors, as the case may be, for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Company or the Series A Investors, as the case may be, may seek such relief as may be required to specifically enforce the other party's obligations thereunder. Each of the Company and the Series A Investors further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

    (g) Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

    (h)   Counterparts.   This   Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.

    (i) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement unless the effect thereof would be to alter materially the effect of this Agreement, and this Agreement (if not so altered) shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

    (j) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy on the part of any party upon any breach or default of any party to this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any party of any breach or default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies either under this Agreement, or by law otherwise afforded to any party, shall be cumulative and not alternative.

    (k) Entire Agreement. This Agreement, together with the other Documents being executed in connection herewith, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Restricted Stock.








                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                  eSourceOne, Inc.




                         By:      ____________________________________________
                                  Chief Executive Officer



                                  THE FOUNDERS



                         By:      ____________________________________________
                                  Name:  Elliot S. Cooperstone




                         By:      ____________________________________________
                                  Name:  H. Thach Pham



                                  THE SERIES A INVESTORS


                                  RSI ESO, Inc.



                         By:      ____________________________________________
                                  Name:
                                  Title:



                                  Reckson Service Industries, Inc.



                         By:      ____________________________________________
                                  Name:
                                  Title: